Date: June 8, 2023

To: EUDA Health Holdings Limited, a British Virgin Islands business company (formerly known as 8i Acquisition 2 Corp. (the "**Company**")

Address: 1 Pemimpin Drive #12-07
One Pemimpin Singapore 576151

From: HB Strategies LLC ("**Seller**")

Re: Amendment No. 1 to OTC Equity Prepaid Forward Transaction

The purpose of this amendment (this "**Amendment**") is to confirm the amended and restated terms and conditions of that certain OTC Equity Prepaid Forward Transaction Agreement (the "**Confirmation**") between the Company, EUDA and Seller dated as of November 9, 2022. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Confirmation.

1. <u>Amended and Restated Terms</u>

Maturity Consideration:	A number of shares equal to 800,000 restricted Shares (the "**Maturity Consideration**"). Counterparty shall issue to Seller the Maturity Consideration at the Maturity Date (such Shares, the "**Maturity Shares**"). No stockholder approval shall be required for the issuance of the Maturity Shares. At the written request of Seller and no earlier than the date hereof, Counterparty shall file an amendment to the Registration Statement on Form S-1 (Reg. No. 333-268994) initially filed on December 23, 2022 (at Counterparty's sole cost and expense) with the U.S. Securities and Exchange Commission (the "**Commission**") to include the registration of the resale of the Maturity Shares (the "**Registration Statement**"), as soon as practicable after the filing of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, but in no event later than September 30, 2023 (such applicable date, the "**Trigger Date**"), and have the Registration Statement declared effective as soon as practicable after the Trigger Date, but in no event later than (i) the 60th calendar day (or 105th calendar day if the Commission notifies the Counterparty that it will "review" the Registration Statement) following the Trigger Date. Upon notification by the Commission that the Registration Statement has been declared effective, within two (2) Local Business Days thereafter, the Counterparty shall file the final prospectus under Rule 424 of the Securities Act of 1933, as amended containing a "plan of distribution" reasonably agreeable to Seller. Counterparty shall not identify Seller as a statutory underwriter in the Registration Statement unless requested by the Commission. The Counterparty will use its reasonable best efforts to keep the Registration Statement covering the resale of the Maturity Shares as described above continuously effective (except for customary blackout

periods, up to twice per year and for a total of up to 30 calendar days (and not more than 15 calendar days in an occurrence), if and when the Counterparty is in possession of material non-public information the disclosure of which, in the good faith judgment of the Counterparty's board of directors, would be prejudicial, and the Counterparty agrees to promptly notify Seller of any such blackout determination) until all such Maturity Shares have been sold or may be transferred without any restrictions pursuant to Rule 144 under the Securities Act. Seller agrees to not sell Maturity Shares on any Exchange Business Day in an amount greater than 15% of the daily trading volume of the Shares on the Exchange on such Exchange Business Day.

For the avoidance of doubt, at the Maturity Date, Seller will be entitled to (a) retain (i) a cash amount equal to the product of (y) the Number of Shares remaining in the Transaction multiplied by (z) the Redemption Price, and (ii) the Number of Shares that remain in the Transaction, which is 1,004,500 Shares, and (b) receive the Maturity Shares. No other fees, consideration or other amounts shall be due to Seller or Counterparty upon the Maturity Date.

2. Other Provisions

(a) Ratification. Except as expressly modified in Section 1 of this Amendment, the Confirmation is hereby ratified and remains in full force and effect. To the extent there is any conflict between the terms of this Amendment and the Confirmation, the terms of this Amendment shall govern.

(b) Disclosure. The Counterparty shall preview with Seller all public disclosure relating to this Amendment and shall consult with Seller to ensure that such public disclosure, including the Form 8-K that announces this Amendment adequately discloses the material terms and conditions of this Amendment in form and substance reasonably acceptable to Seller (the "**Amendment 8-K Filing**"); provided that the Amendment 8-K Filing shall be publicly filed within one (1) Business Day after the date of this Amendment (the "**Amendment Cleansing Deadline**") to ensure that Seller is not in possession of material non-public information as a result of the transactions outlined herein. From and after the Amendment Cleansing Deadline, the Counterparty shall have disclosed all material, non-public information (if any) provided to the Seller by the Counterparty or any of its subsidiaries or any of their respective officers, directors, employees or agents in connection with this Amendment. In addition, effective upon the Amendment Cleansing Deadline, the Counterparty acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Counterparty, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Seller or any of its affiliates, on the other hand, shall terminate.

(c) Acceleration. The parties hereto agree that the Maturity Date shall be accelerated to the date of this Amendment.

(d) Counterparts. This Amendment may be executed in one or more electronic counterparts, all of which taken together shall constitute one and the same instrument.

(e) Governing Law. The provisions of this Amendment shall be governed by the laws of the State of New York (without reference to choice of law doctrine).

[Signature page follows]

forth the terms of our agreement by executing a
rliest convenience.

/ truly yours,

Strategies LLC

By: Richard Allison
Name: Richard Allison
Title: Authorized Signatory*

Agreed and accepted by:

EUDA HEALTH HOLDINGS LIMITED

By: ______________________
Name: Kelvin Chen Wei Wen
Title: Chief Executive Officer

*Authorized Signatory
Hudson Bay Capital Management LP
not individually, but solely as
Investment Advisor to HB Strategies LLC.